UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2020

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Host Hotels & Resorts, Inc.	Common Stock, $.01 par value	HST	New York Stock Exchange
Host Hotels & Resorts, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

See discussion of the amendment to the bank credit facility set forth below in Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Host Hotels & Resorts, Inc. (“Host Inc.”) and Host Hotels & Resorts, L.P. (“Host LP”), for whom Host Inc. acts as sole general partner and in which it holds approximately 99% of the partnership interests, are reporting that on June 26, 2020 (the “Effective Date”) Host LP entered into entered into an amendment (the “Amendment”) to its existing senior unsecured bank credit facility dated as of August 1, 2019 (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A and Wells Fargo Bank, N.A. as co-syndication agents, and certain other agents and lenders, which provides for (1) a $1,500,000,000 revolving credit facility with a scheduled maturity date of January 11, 2024 (subject to two six-month extension options) (the “Revolver”), (2) a $500,000,000 term loan facility with a scheduled maturity date of January 11, 2024 (subject to a one year extension option) (the “Term A-1 Facility”) and (3) a $500,000,000 term loan facility with a scheduled maturity date of January 9, 2025 (the “Term A-2 Facility,” and together with the Term A-1 Facility, the “Term Facilities”).

The Amendment suspends requirements to comply with all existing financial maintenance covenants under the Credit Agreement for the period beginning July 1, 2020 until the required financial statement reporting date for the third quarter of 2021 (such period, the “Covenant Relief Period”). The existing financial maintenance covenants are reinstated for the quarter ending September 30, 2021, except that after the reinstatement instead of using the prior four calendar quarter’s results in the calculations, only results for the second quarter of 2021 and thereafter are used during the phase in period and the maximum permitted ratio of consolidated total debt to consolidated EBITDA (the “Leverage Ratio”) for the initial three quarters after reinstatement is increased from 7.25:1.00 to 8.25:1.00 for the first quarter, 8.00:1.00 for the second quarter and 7:75:1.00 for the third quarter.  The Amendment permits Host LP to terminate the Covenant Relief Period at any time, subject to demonstrating satisfaction of the financial maintenance covenants that would otherwise apply for the quarter ending September 30, 2021.

The Amendment also provides for, among other things:

•

an increase in the interest rate applicable to outstanding borrowings during the Covenant Relief Period, with the rate being increased by 40 basis points to the applicable rate across the credit rating-based pricing grid determined according to Host LP’s unsecured long-term debt rating; the interest rate based on the current unsecured long-term debt rating increases to LIBOR plus 130 basis points and LIBOR plus 140 basis points for the Revolver and Term Facilities, respectively;

•	the addition of a permanent LIBOR floor of 15 basis points applicable to borrowings under the Revolver and the Term Facilities;
•

the addition of a minimum liquidity covenant, which requires a minimum liquidity level of $300,000,000 at the end of each calendar month until the end of the Covenant Relief Period (subject to potential increase in the case of any future acquisitions of hotel properties with negative cash flow);

•

during the Covenant Relief Period, additional limitations on acquisitions which provide that Host LP may make acquisitions including (i) property exchange transaction governed by Section 1031 of the Internal Revenue Code (a “1031 Exchange Transaction”), (ii) acquisitions of up to $7,500,000,000 funded by issuances of equity and (iii) acquisitions of up to $1,500,000,000 funded by existing liquidity as long as Host LP maintains minimum total liquidity of up to $500,000,000, depending on the amount of the acquisition; Host LP may also assume debt in acquisitions provided that the Debt to Undepreciated Real Estate Assets Ratio shall not exceed 0.35:1.00 calculated on a pro forma basis;

•

during the Covenant Relief Period, additional limitations on the ability to make distributions and repurchases or redemptions, with certain exceptions, including the ability to make distributions sufficient to allow for the payment of a quarterly cash dividend by Host Inc. of $0.01 per share or higher distribution amounts to the extent necessary to allow Host Inc. to maintain REIT status or avoid corporate income or excise taxes;

•

during the Covenant Relief Period, additional limitations on debt incurrence which provide that Host LP can incur indebtedness provided that the incurrence is permitted under Host LP’s senior notes indenture;

•	limitations on the ability to make stock repurchases or redemptions following the Covenant Relief Period if the Leverage Ratio exceeds 7.25:1.00, subject to certain exceptions;
•

limitations on the ability to make capital expenditures from the period beginning on the Effective Date and ending on June 30, 2021 (or any earlier date on which the Covenant Relief Period is terminated); during this period Host LP can fund all emergency, life safety and ordinary course maintenance capital expenditures plus $500 million in other capital expenditures such as return on investment capital expenditures; and

•

a requirement during the Covenant Relief Period to apply the net cash proceeds in excess of $350,000,000 in the aggregate from asset sales and debt issuances (but not equity issuances) as a mandatory prepayment of amounts outstanding under the Credit Agreement; the mandatory prepayment requirements for asset sales and debt issuances are subject to various exceptions, including, among other things, (1) the net cash proceeds of asset sales in an amount of up to $750,000,000 that are used in a 1031 Exchange Transaction and (2) the net cash proceeds of debt issuances constituting refinancing indebtedness, certain indebtedness assumed in acquisitions and other indebtedness up to $10,000,000.

In connection with the Amendment, Host LP paid a consent fee of 7.5 basis points on the amount of each consenting lender’s commitments under the Revolver and Term Facilities.

The foregoing does not purport to be a complete description of the terms of the Amendment and such description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Existing Relationships with the Lenders

Host LP has ongoing relationships with many of the lenders that are parties to the Credit Agreement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services and the provision of cash management services. Host LP has also entered into interest rate swap agreements and other hedging arrangements with certain lenders from time to time. Affiliates of certain of the lenders have also acted as underwriters for issuances of Host LP’s senior notes, as well as sales agents for issuers of equity securities of Host Inc. The Bank of New York Mellon also acts as trustee for our senior notes.

Item 7.01. Regulation FD Disclosure

On June 30, 2020, Host LP plans to voluntarily repay approximately $750 million of borrowings outstanding under the Revolver.

The information contained in this Current Report under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

In this Current Report on Form 8-K, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “expect,” “may,” “intend,” “predict,” “project,” “plan,” “will,” “estimate” and other similar terms and phrases. Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those anticipated at the time the forward-looking statements are made, including the potential impact of COVID-19. These risks and uncertainties include risks and uncertainties associated with our business described in our Annual Report on Form 10–K for the year ended December 31, 2019, and in other filings with the SEC. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release updates to any forward-looking statement contained in this report to conform the statement to actual results or changes in our expectations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

First Amendment to Fifth Amended and Restated Credit Agreement, dated as of June 26, 2020, among Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: June 29, 2020	By:	/S/ BRIAN G. MACNAMARA
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Principal Financial Officer, Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P. By: HOST HOTELS & RESORTS, INC. its General Partner

Date: June 29, 2020	By:	/S/ BRIAN G. MACNAMARA
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Principal Financial Officer, Corporate Controller